UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 6, 2010.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: July 2010

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through June 30, 2010. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Investment Management Segment

1.             Regarding Funds of Funds — first I am going to state some observations and then ask questions related to those observations:

During the annual meeting presentation, Mr. Mansueto emphasized the importance of the fund of funds business as part of Morningstar’s growth strategy. However, Morningstar’s fund of funds business consists of three very different products. The largest product, investment consulting, competes in a relatively mature industry with many strong competitors. It is also an industry that is largely invisible to individual investors. The other two businesses (managed portfolios and retirement accounts) are much smaller, but are more visible to individual investors. Given the strength of the Morningstar brand among individual investors, these product lines appear to represent a unique opportunity to leverage the Morningstar brand and research capability.

We agree with you about the unique opportunity to leverage our research and brand through Morningstar Managed Portfolios and managed retirement advice, but we also see ample opportunities for our Investment Consulting business. While there are other strong competitors in this area, we believe we have several strengths that set us apart, including our expertise in analyzing managed investment products, our capabilities in asset allocation and portfolio construction, and our access to Morningstar’s extensive holding-based database.

Also, the majority of our Investment Consulting revenue stems from our work as a portfolio construction manager or subadvisor to mutual fund or variable annuity firms. Many of the portfolios we work on are available to individual investors and therefore visible to that audience.

2.             Most of the retirement account AUM is managed by the Ibbotson division. Given my observations above, I would think that Morningstar could generate more strategic value by focusing on Morningstar Retirement Manager. Can you describe the marketing strategy for this product? Has Morningstar considered re-branding the Ibbotson product or combining the two products?

Ibbotson Associates had a well-established managed retirement account business when we acquired it in 2006, and assets under management have continued to expand since then. For the past several years, we have operated Morningstar Associates and Ibbotson Associates as separate units. However, we’re working to find more ways to leverage their combined expertise to better support clients. At the same time, we believe Ibbotson has a well-respected brand among institutions, and we expect the brand to continue in the marketplace.

Regarding our marketing strategy for Morningstar Retirement Manager, we market these services mainly through our relationships with retirement plan providers and plan sponsors. Morningstar Associates has relationships with 16 plan providers, and we work with these providers to expand the number of plan sponsors using our services. Our marketing efforts also include financial advisors, who can contact their plan sponsors with requests to use Morningstar Retirement Manager’s services. Finally, we provide a variety of communication materials to retirement plan participants to increase awareness of our services. Our focus is on helping people create a retirement strategy that establishes long-term savings, contributions, and income goals. Once a strategy is established, our investment professionals create and manage an investment portfolio designed to meet those long-term objectives and help move investors closer to a successful retirement. We also offer a new In Retirement service for participants in retirement or approaching retirement that helps determine how best to turn participants’ accumulated 401(k) savings into a sustainable paycheck.

3.             I am a Morningstar shareholder. I have recently reviewed public information regarding Financial Engines. It appears they are a direct competitor and are growing much more quickly compared to your retirement account management business. I recently read your responses [from the 8-K published April 5, 2010] regarding your market position but I’m not clear how effectively you are competing with them.

•                  Does Morningstar have data connections to the large 401(k) recordkeepers?

•                  Are you target[ing] Fortune 500 companies and/or large 401(k) plans for your services?

•                  Are you planning to build or add to recordkeeper data connections to sell into this market?

•                  Does your retirement account portfolio management software meet the requirements of the new Department of Labor guidelines?

We believe we’re one of the largest players in managed retirement accounts, and we’re doing a number of things to compete against other companies in this market. We’ll address your specific questions below.

Yes, we have data relationships with the large 401(k) recordkeepers. We work with approximately 25 recordkeepers (aka plan providers) through Morningstar Associates and Ibbotson Associates. When we create a relationship with a plan provider, we go through an integration process with the provider. That technical integration allows for data to flow from the provider to us. The data set would include things like participant name, account balance, contribution rate, current funds, salary, etc.

We do target large 401(k) plans with our services and currently work with several larger plan sponsors, including a couple of Dow 30 companies.

We’re always looking to expand our relationships with recordkeepers.

Regarding the last part of your question, yes, our managed retirement accounts do meet the new Department of Labor guidelines concerning qualified default investment alternatives.

4.             My understanding is that an employer can reduce its exposure as a fiduciary if employees choose to have their 401(k) managed by a third party advisor such as Morningstar [Associates] or Ibbotson. Is this accurate? If so, do you expect this to be a major driver of the retirement account product?

Yes, this is accurate. Under ERISA, employers are generally fiduciaries of their retirement plans and are required, among other things, to operate the plan solely in the best interests of participants, prudently select investments, avoid conflicts of interest, and monitor investment options on an ongoing basis. One of the hurdles facing plan sponsors in addressing the above liabilities is that they often don’t have the investment expertise to make “prudent” decisions, properly benchmark fees and investment lineups, or the time to document every decision they make.

Plan sponsors who want to address these limitations and manage their legal liabilities have the option of outsourcing some of their fiduciary responsibilities by working with Morningstar Associates or Ibbotson Associates. We believe plan sponsors choose our services not only to assist them in meeting their fiduciary obligations, but also because they find value in our services, which can improve the odds of their employees reaching their retirement goals.

5.             In the Investment Consulting business, who sells the product, what is the sales process, how many sales professionals are involved, who do they report to?

We have approximately 15 people involved in sales, business development, and product management for our Investment Consulting business globally. These individuals report either to Morningstar Associates or Ibbotson Associates (or, in some cases, to local country managers outside the United States). In addition, we have a team of about 10 strategic account managers who are responsible for managing our largest client relationships across Morningstar and report to our national sales director.

Our Investment Consulting work is largely a solution-oriented process, as opposed to a product-oriented process. The sales process, therefore, is highly customized to solving the specific investment issues facing our prospective clients. We generally start by working with the client in a collaborative manner to understand their needs and how our asset allocation, portfolio construction, or other consulting services can help their clients achieve better outcomes. In many cases, we already have established relationships with potential Investment Consulting clients through our data and software areas, so we’re starting from an existing client relationship rather than prospecting for completely new clients.

6.             Managed portfolio AUM has grown from $1.4 billion in 2005 to $2.3 billion at the end of Q1 2010. While that is a respectable growth rate, AUM of $2.3 billion is very small relative to the opportunity and too small to have a meaningful impact on Morningstar’s overall results. What is the growth strategy for this product? How is the current strategy different from previous years?

Our Morningstar Managed Portfolios business is still relatively small compared with the total market opportunity. We’re continuing to build scale in this area and see many opportunities to expand.

Our vision for the business is to create a well-rounded, modular platform that delivers strong investment outcomes to clients at a lower cost than similar investment programs. We’re focusing on broadening our solution set to include additional programs such as unified managed accounts, partial discretion portfolios, separately managed accounts, “insurance-plus”, and lifetime income offerings. We recently renegotiated our custodial contract, creating lower costs for account holders. We’re also modularizing the business to unbundle our core investment management, technology, and distribution capabilities so they can be used in different configurations by different types of advisor clients.

Equity and Credit Research

7.             Is the equity research distributed through Morningstar.com and the Advisor Workstation written by the same analysts that work on the institutional product? If so, how much time does an analyst typically devote to each channel and how similar is the material distributed to retail investors to reports distributed to institutional clients?

We distribute our equity research through multiple platforms, including Morningstar.com, Morningstar Advisor Workstation, Morningstar Direct, and Institutional Equity Research Services. The core research reports distributed to the individual and advisor channels are the same (i.e., the investment thesis and Morningstar Rating), but institutional clients receive additional content that encompasses not only the analysts’ conclusions but also their assumptions and background research.  This additional content includes the discounted cash-flow model underlying the analyst’s fair value estimate for each company, thematic sector research and updates, invitations to events such as the annual Stocks Forum, conference calls discussing market events or investment ideas, company visit notes, and more. Our institutional clients can also contact analysts directly via phone or e-mail with detailed questions about their coverage.

It’s difficult to quantify a percentage of time that our analysts spend on research for different channels. Our research process focuses on company- and industry-specific analysis that we distribute to various audiences depending on their needs. In addition, while our analysts spend some of their time working on research that we only deliver to institutions, we believe this research ultimately benefits all of our audiences because it enhances the quality of our research and knowledge of the stocks and industries we cover.

8.             What is the average AUM of your institutional equity research customers?

We haven’t calculated an average AUM for our institutional equity research business, but we can shed some light on the relative size of our client base. Approximately half of our institutional equity research business is with mid-size asset managers, which we define as those with between $1 and $10 billion in equity assets under management. We also serve a growing number of larger asset managers (greater than $10 billion in equity assets under management), which account for about a fourth of institutional equity research revenue. Our clients also include smaller firms (managing between $100 million and $1 billion in equities), which represent approximately another one-fourth of our revenue.

9.             How did Morningstar determine that the addressable market for fundamental research is $3 billion?

We triangulated this estimate using a couple of different methods. We looked at the number of firms in each market segment that purchases research and estimated a dollar amount for research spending per firm. As a cross-reference, we also looked at third-party estimates of commission payments by asset managers to brokers and/or third parties for equity research in the United States. Finally, we evaluated the global picture and estimated what percentage of the market resides inside and outside of the United States. As a rule of thumb, we believe equity research needs correlate with equity assets under management, and we see approximately half of these managed in the United States and half elsewhere. Overall, we believe $3 billion is a fairly conservative estimate of the addressable market for fundamental equity research.

10.      Does Morningstar hope to compete directly with S&P/Moody’s/Fitch in supplying credit ratings used for various regulatory or fiduciary purposes (i.e., do you intend for a Morningstar AAA to satisfy the requirement that some institutions and portfolios hold a certain percentage of assets with investment grade ratings)? Alternatively, is the more appropriate comparison the model employed by Credit Sights and the fixed income research efforts of investment banks (i.e., research for investors that supplements but does not replace the rating agencies)?

Our corporate credit ratings business does not compete directly with the first three firms you mentioned under the current regulatory framework (which has been under much debate and is still subject to uncertainty until the financial regulatory reform bill is finalized). Under current laws, a small number of government-sanctioned ratings agencies (those designated Nationally Recognized Statistical Ratings Organization) are authorized to supply credit ratings for the regulatory purposes you mentioned. Many asset managers also have language requiring ratings from NRSROs in their investment policy statements.

That said, our corporate credit ratings measure the same thing that the NRSRO corporate credit ratings attempt to measure: probability of default. We believe we have a unique viewpoint to offer on company default risk that leverages our cash-flow modeling expertise, proprietary measures like Economic Moat, and in-depth knowledge of the companies and industries we cover. Morningstar’s equity analysts produce detailed five-year forecasts of cash flows to evaluate stocks, and are able to compare those forecasts with liabilities coming due to provide insight into companies’ creditworthiness. Another distinction of Morningstar’s credit rating methodology is its emphasis on its Economic Moat calculation of competitive advantage when evaluating both a company’s financial prospects as well as its business risk.

Our credit ratings are available on Morningstar.com and other Morningstar products. We’re also offering a data feed of our credit ratings for free so other websites or publishers can use or display them.

Regarding the second part of your question, yes, we compete in the research space against other independent credit researchers as well as the sell-side. We make our underlying research, credit models, and analysts available to our institutional buy-side clients. We also have an advisor version of our credit research that we make available to firms with captive advisor forces as well as platforms that serve independent advisors.

As a Nationally Recognized Statistical Ratings Organization, our Realpoint unit, which we acquired in May 2010, does compete with the NRSROs you mentioned for its ratings of collateralized mortgage-backed securities in the new-issue CMBS (Commercial Mortgage-Backed Securities) space. Realpoint’s main business to date, though, has been in the surveillance and ratings of existing CMBS, which it sells to institutional investors under a subscription-based model.

11.      Will Realpoint expand to cover other structured products (RMBS, cards, autos, student loans, etc)?

We are exploring the possibility of moving into other structured finance asset classes.

12.      Will Realpoint be rebranded as Morningstar at some point?

Yes, we expect to rebrand Realpoint under the Morningstar name by the end of 2010.

13.      How is revenue relating to equity research reflected in your financial statements? Would “Institutional Equity Research” be reported as a distinct product line in the 10-K, assuming it became a top five product?

We report institutional equity research as a separate product (labeled Morningstar Equity Research) within our Investment Information segment. If it became one of our five largest products, we would disclose revenue for this product in the 10-K table you referred to.

14.      Where does the credit rating business appear in your results?  Will it be separated from equity if it is combined currently?

We classify the credit rating business as a separate product from Morningstar Equity Research for financial reporting purposes. Both services are part of our Investment Information segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 2, 2010	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer